Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (File No. 333-122969 and
333-129015) of Ballistic Recovery Systems, Inc. and subsidiary of our report dated November 22, 2005, which appears on page F-22 of this annual report on Form 10-KSB for the year ended September 30, 2005.

/s/ VIRCHOW, KRAUSE & COMPANY, LLP

Minneapolis, Minnesota

December 23, 2005